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                                                                 EXHIBIT 23.5



                        Consent of Independent Auditors



As independent auditors, we hereby consent to the use of our report dated June 24, 1998, on our audits of the combined financial statements of Dr. Bizer's VisionWorld, PLLC and affiliates as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995 (and to all references to our Firm) included in or made a part of this registration statement.




/s/ WELENKEN HIMMELFARB & CO.

Louisville, Kentucky
November 10, 1998